Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE SECOND QUARTER 2013

MIAMI, FLORIDA, August 14, 2013 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and six-months ended June 30, 2013.

Financial Highlights

(in thousands)	Quarter Ended June 30,		%	Six-Months Ended June 30,		%
	2013	2012	Change	2013	2012	Change
Net revenue:
Radio	$32,247	30,288	6%	$65,206	58,066	12%
Television	3,820	4,323	(12%)	9,964	8,639	15%

Consolidated	$36,067	34,611	4%	$75,170	66,705	13%

OIBDA, a non-GAAP measure*:
Radio	$15,189	14,294	6%	$27,458	23,807	15%
Television	130	(1,192)	111%	(49)	(2,021)	98%
Corporate	(2,612)	(1,636)	60%	(5,042)	(3,988)	26%

Consolidated	$12,707	11,466	11%	$22,367	17,798	26%

*	Please refer to the Non-GAAP Financial Measures section for a definition and a reconciliation from a non-GAAP to GAAP financial measure.

Discussion and Results

“We generated healthy gains in our operating profitability during the second quarter, leading to a 26 percent increase in our OIBDA for the first half of the year,” commented Raul Alarcón, Jr., Chairman and CEO. “We are encouraged with the overall advertising environment across our markets, and we are confident in our ability to continue to convert our audience shares into financial gains. We are benefiting from the strategic investments we have made in our content, distribution and sales resources. At the same time, we have maintained a disciplined approach to managing our expenses, as reflected in our improving profitability. As advertisers increasingly recognize Spanish-language media as a highly effective channel to promote their brands, we remain focused on leveraging our diversified media platform to garner a greater share of advertising budgets.”

Quarter Results

For the quarter-ended June 30, 2013, consolidated net revenues totaled $36.1 million compared to $34.6 million for the same prior year period, resulting in an increase of $1.5 million or 4%. Our radio segment net revenues increased $2.0 million or 6%, primarily due to national sales, barter sales, interactive sales and special events revenue. The increase in national sales was mainly in our New York, Los Angeles and San Francisco markets. The increases in barter and interactive sales occurred throughout most of our markets. The special events revenue increase took place in our San Francisco, Miami and Los Angeles markets. Our television segment net revenues decreased $0.5 million or 12%, due to the decreases in national and local spot sales and integrated sales.

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OIBDA, a non-GAAP measure, totaled $12.7 million compared to $11.5 million for the same prior year period, representing an increase of $1.2 million or 11%. Our radio segment OIBDA increased $0.9 million or 6%, primarily due to the increase in net revenues of $2.0 million, offset by the increase of station operating expenses of $1.1 million. Radio station operating expenses increased mainly due to compensation and benefits, and barter expense, which were offset by a decrease in local commissions. Our television segment OIBDA increased $1.3 million, largely due to the decrease in station operating expenses of $1.8 million, offset by the decrease in net revenues of $0.5 million. Television station operating expenses decreased primarily due to the decrease in originally produced programming costs, facilities expenses, barter expense and the elimination of broadcasting rights fees related to our former Chicago and Puerto Rico outlets. Our corporate expenses increased $1.0 million or 60%, mostly due to increases in professional fees and compensation and benefits. Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and a reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $11.4 million compared to $9.8 million for the same prior year period, representing an increase of $1.6 million or 16%. This increase in operating income was primarily due to the increase in revenue.

Six-Months Ended Results

For the six-months ended June 30, 2013, consolidated net revenues totaled $75.2 million compared to $66.7 million for the same prior year period, resulting in an increase of $8.5 million or 13%. Our radio segment net revenues increased $7.1 million or 12%, primarily due to special events revenue, national, barter and interactive sales. The increases in special events revenue, barter and interactive sales occurred throughout most of our markets. The increase in national sales took place in our Los Angeles, New York, San Francisco and Puerto Rico markets. Our television segment net revenues increased $1.3 million or 15%, largely due to the increase in special events revenue, offset by the decreases in national and local spot sales and integrated sales.

OIBDA, a non-GAAP measure, totaled $22.4 million compared to $17.8 million for the same prior year period, representing an increase of $4.6 million or 26%. Our radio segment OIBDA increased $3.6 million or 15%, primarily due to the increase in net revenues of $7.1 million, offset by the increase of station operating expenses of $3.5 million. Radio station operating expenses increased mainly due to increases in special events expenses and barter expense, which were offset by decreases in local commissions and music license fees. Our television segment OIBDA (loss) decreased $2.0 million, due to the increase in net revenues of $1.3 million and the decrease in station operating expenses of $0.7 million. Television station operating expenses increased primarily due to the increase in special events expenses, offset by decreases in compensation and benefits, originally produced programming costs, facilities expenses and the elimination of broadcasting rights fees related to our former Chicago and Puerto Rico outlets. Our corporate expenses increased by $1.1 million or 26%, mostly due to an increase in professional fees. Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and a reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $18.7 million compared to $14.6 million for the same prior year period, representing an increase of $4.1 million or 28%. This increase in operating income was primarily due to the increase in revenue.

Second Quarter 2013 Conference Call

We will host a conference call to discuss our second quarter 2013 financial results on Thursday, August 15, 2013 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 412-317-6789 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Thursday, August 29, 2013 which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10032476.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml . A seven day archived replay of the webcast will also be available at that link.

Spanish Broadcasting System, Inc.	Page 3

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns 21 bilingual websites, including www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:

Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Vice President of Finance	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

Spanish Broadcasting System, Inc.	Page 4

Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and six-months ended June 30, 2013 and 2012.

	Three-Months Ended June 30,		Six-Months Ended June 30,
Amounts in thousands, except per share amounts	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net revenue	$36,067	34,611	$75,170	66,705
Station operating expenses	20,748	21,509	47,761	44,919
Corporate expenses	2,612	1,636	5,042	3,988
Depreciation and amortization	1,316	1,304	2,674	2,757
(Gain) loss on the disposal of assets, net	(9)	(5)	(22)	(5)
Impairment charges and restructuring costs	25	368	1,025	424

Operating income	11,375	9,799	18,690	14,622
Interest expense, net	(9,939)	(9,844)	(19,870)	(16,682)
Loss on early extinguishment of debt	—	—	—	(391)

Income (loss) before income taxes	1,436	(45)	(1,180)	(2,451)
Income tax expense	186	256	323	1,513

Net income (loss)	1,250	(301)	(1,503)	(3,964)
Dividends on Series B preferred stock	(2,482)	(2,482)	(4,964)	(4,964)

Net loss applicable to common stockholders	$(1,232)	(2,783)	$(6,467)	(8,928)

Net loss per common share:
Basic & Diluted	$(0.17)	(0.38)	$(0.89)	(1.23)

Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

Spanish Broadcasting System, Inc.	Page 5

Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States. However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated net income (loss), which is the most directly comparable GAAP financial measure.

	Quarter Ended June 30, 2013
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$12,707	15,189	130	(2,612)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,316	481	761	74
(Gain) loss on the disposal of assets, net	(9)	(9)	—	—
Impairment charges and restructuring costs	25	86	—	(61)

Operating Income (Loss)	$11,375	14,631	(631)	(2,625)

	Quarter Ended June 30, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$11,466	14,294	(1,192)	(1,636)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,304	526	666	112
(Gain) loss on the disposal of assets, net	(5)	(5)	—	—
Impairment charges and restructuring costs	368	71	11	286

Operating Income (Loss)	$9,799	13,702	(1,869)	(2,034)

	Quarter Ended June 30,
(Unaudited and in thousands)	2013	2012
Operating Income	$11,375	9,799
Other (expense) income:
Interest expense, net	(9,939)	(9,844)

Income (loss) before income taxes	1,436	(45)
Income tax expense	186	256

Net income (loss)	$1,250	(301)

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	Six-Months Ended June 30, 2013
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$22,367	27,458	(49)	(5,042)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	2,674	992	1,535	147
(Gain) loss on the disposal of assets, net	(22)	(9)	—	(13)
Impairment charges and restructuring costs	1,025	86	1,000	(61)

Operating Income (Loss)	$18,690	26,389	(2,584)	(5,115)

	Six-Months Ended June 30, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$17,798	23,807	(2,021)	(3,988)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	2,757	1,077	1,446	234
(Gain) loss on the disposal of assets, net	(5)	(5)	—	—
Impairment charges and restructuring costs	424	71	11	342

Operating Income (Loss)	$14,622	22,664	(3,478)	(4,564)

	Six-Months Ended June 30,
(Unaudited and in thousands)	2013	2012
Operating Income	$18,690	14,622
Other (expense) income:
Interest expense, net	(19,870)	(16,682)
Loss on early extinguishment of debt	—	(391)

Loss before income taxes	(1,180)	(2,451)
Income tax expense	323	1,513

Net loss	$(1,503)	(3,964)

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Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under our Senior Secured Notes Indenture, we are to provide our Senior Secured Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the twelve-month period ended June 30, 2013 and 2012, and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP. In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of June 30, 2013.

Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of June 30, 2013.

	Twelve-Months Ended	Quarters Ended
(Unaudited and in thousands)	June 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Station Operating Income for the Television Segment, as defined by the Indenture	$392	251	(140)	370	$(89)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	3,088	761	774	777	776
Non-cash barter (income) expense	(183)	5	2	28	(218)
Other	1,160	116	1,037	7	—

GAAP Operating Loss for the Television Segment	$(3,673)	(631)	(1,953)	(442)	$(647)

	Twelve-Months Ended	Quarters Ended
	June 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Station Operating Income for the Television Segment, as defined by the Indenture	$(4,330)	(1,028)	(835)	(1,319)	$(1,148)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,925	666	780	740	739
Non-cash barter (income) expense	(61)	164	(6)	(110)	(109)
Other	17	11	—	6	—

GAAP Operating Loss for the Television Segment	$(7,211)	(1,869)	(1,609)	(1,955)	$(1,778)

As of June 30, 2013
Secured Leverage Ratio, as defined by the Indenture	5.7

Spanish Broadcasting System, Inc.	Page 8

Unaudited Segment Data

We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments:

	Quarter Ended June 30,		Six-Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)		(In thousands)
Net revenue:
Radio	$32,247	30,288	65,206	58,066
Television	3,820	4,323	9,964	8,639

Consolidated	$36,067	34,611	75,170	66,705

Engineering and programming expenses:
Radio	$4,605	4,422	9,709	9,729
Television	1,639	3,193	4,038	6,290

Consolidated	$6,244	7,615	13,747	16,019

Selling, general and administrative expenses:
Radio	$12,453	11,572	28,039	24,530
Television	2,051	2,322	5,975	4,370

Consolidated	$14,504	13,894	34,014	28,900

Corporate expenses:	$2,612	1,636	5,042	3,988
Depreciation and amortization:
Radio	$481	526	992	1,077
Television	761	666	1,535	1,446
Corporate	74	112	147	234

Consolidated	$1,316	1,304	2,674	2,757

(Gain) loss on the disposal of assets, net:
Radio	$(9)	(5)	(9)	(5)
Television	—	—	—	—
Corporate	—	—	(13)	—

Consolidated	$(9)	(5)	(22)	(5)

Impairment charges and restructuring costs:
Radio	$86	71	86	71
Television	—	11	1,000	11
Corporate	(61)	286	(61)	342

Consolidated	$25	368	1,025	424

Operating income (loss):
Radio	$14,631	13,702	26,389	22,664
Television	(631)	(1,869)	(2,584)	(3,478)
Corporate	(2,625)	(2,034)	(5,115)	(4,564)

Consolidated	$11,375	9,799	18,690	14,622

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Selected Unaudited Balance Sheet Information and Other Data:

(Amounts in thousands)	As of June 30, 2013
Cash and cash equivalents	$24,166

Total assets	$464,659

12.5% Senior Secured Notes due 2017, net	$268,450
Other debt	11,100

Total debt	$279,550

Series B preferred stock	$92,349
Accrued Series B preferred stock dividends payable	31,851

Total	$124,200

Total stockholders’ deficit	$(52,158)

Total capitalization	$351,592

	For the Fiscal Year Ended June 30,
	2013	2012
Capital expenditures	$992	734

Cash paid for income taxes	$—	23